UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

                         Date of Report - July 11, 2002



                        PEOPLES FINANCIAL SERVICES CORP.
             (Exact name of registrant as specified in its charter)


   Pennsylvania                   000-23863                  23-2391852
   ------------                   ---------                  ----------
  (State or other              Commission File               (I.R.S. Employer
  jurisdiction of                    Number                   Identification
  Incorporation)                                              Number)


                    50 Main Street, Hallstead, PA 18822
             (Address of Principal Executive Officer) (Zip Code)

                  Registrant's telephone number,
                  including area code (570) 879-2175

                                       N/A
          (Former name or former address, if changed since last report)










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Item 1.  Changes in Control of Registrant.

             Not Applicable.

Item 2.  Acquisition or Disposition of Assets.

             Not Applicable.

Item 3.  Bankruptcy or Receivership.

             Not Applicable.

Item 4.  Changes in Registrant's Certifying Accountant.

             Not Applicable.

Item 5.  Other Events.

Item 6.  Resignations of Registrant's Directors.

             Not Applicable.

Item 7.  Financial Statements and Exhibits.

             (a)      Not Applicable.
             (b)      Not Applicable.
             (c)      Exhibit:
                      99 Press Release of Peoples Financial Services Corp. dated July 11, 2002.

Item 8.  Change in Fiscal Year.

             Not Applicable.

Item 9.  Regulation FD Disclosure.

             Not Applicable.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                        PEOPLES FINANCIAL SERVICES, CORP.
                                  (Registrant)




                             /s/ Debra E. Dissinger
Dated: July 11, 2002             By Debra E. Dissinger
                                 Executive Vice President

                                  EXHIBIT INDEX

                                                                Page Number
                                                                in Manually
Exhibit                                                         Signed Original

99                Press Release of Peoples Financial Services           3
                  Corp. dated July 11, 2002.

                                   EXHIBIT 99


                                  PRESS RELEASE

                        Peoples Financial Services Corp.

                      6-Month Earnings and Dividend Report

A regular dividend of $0.22 per share was declared which will be payable on August 15, 2002 to shareholders of record on July 31, 2002. Dividends paid through June 30, 2002 are up almost 27% over the same period last year.

Net income for the 6-month period was $1,936,000 compared to $2,259,000 in 2001. Return on Average Assets was 1.22% vs. 1.58 on June 30, 2001. Net Income Per Share was $0.92 compared to $1.06 at the 6-month period in 2001. Book Value of PFIS stock increased 9.5% to $16.81 when compared to June 30, 2001 and the Market Value of the stock increased to $27.00 per share, up 11.3% over the market value on June 30, 2001. Loan quality continued to be strong with charge offs lower than peers and loan loss reserve coverage higher than peers. Total Assets increased almost 11% to $328,342,000 while net loans increased 18.5% to $208,622,000 on June 30, 2002. Deposits increased to $256,843,000 on June 30,
2002 which is an increase of 7.6%.

Peoples Financial Services Corp. is the parent company of Peoples National Bank, an independent community bank located in Hallstead, Pennsylvania with 8 community offices located in the Hallstead Plaza, Hop Bottom, Susquehanna, and Montrose in Susquehanna County; in Nicholson, Tunkhannock and Meshoppen in Wyoming County; and in the Price Chopper Super Market located in Norwich, Chenango County, New York.

This press release contains certain forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Actual results and trends could differ materially from those set forth in such statements due to various factors. Such factors include the possibility that increased demand for prices for the Company's financial services and products may not occur, changing economic, interest rate and competitive conditions, technological developments, and other risks and uncertainties including those detailed in the Company's filings with the Securities and Exchange Commission.